SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                              ----------------

                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


                     August 23, 2000 (August 13, 2000)
                     ---------------------------------
              Date of Report (Date of earliest event reported)


                        CHRIS-CRAFT INDUSTRIES, INC.
         ----------------------------------------------------------
           (Exact name of Registrant as specified in its charter)


       Delaware                    1-2999                   94-1461226
     -----------             -------------------        ------------------
     (State of              (Commission File No.)       (IRS Employer
    Incorporation)                                      Identification Number)


                    767 Fifth Avenue, New York NY 10153
           ------------------------------------------------------------
        (Address of principal executive offices, including zip code)


                               (212) 421-0200
         ---------------------------------------------------------
            (Registrant's telephone number, including area code)


                               Not Applicable
      ---------------------------------------------------------------
       (Former name or former address, if changed since last report)





Item 5.        Other Events.

               On August 13, 2000, Chris-Craft Industries, Inc. (the "Company") entered into an Agreement and Plan of Merger by and among the Company, The
News Corporation Limited ("Buyer"), News Publishing Australia Limited
("NPAL"), and Fox Television Holdings, Inc. (the "Company Merger Agreement").

               Pursuant to the Company Merger Agreement, the Company will merge with a subsidiary of Buyer (the "Company Merger") and each Company stockholder will receive, in exchange for each share of Company stock, a combination of $34 in cash and 1.1591 preferred American Depositary Receipts of Buyer ("preferred ADR's," each of which represents four shares of Buyer's Preferred Limited Voting Ordinary Shares). Alternatively, each Company stockholder will be entitled to elect to receive, in exchange for each share of Company stock, either $85 in cash or 1.9318 preferred ADRs; provided, however, that this election is subject to the limitation that 40 percent of the total consideration to be paid to the Company's stockholders in the transaction will be paid in cash and 60 percent in preferred ADR's. If the transaction closes after August 13, 2001, the consideration paid to the Company's stockholders will be increased by $1.00 per share. It is intended that the receipt of the preferred ADR's will be tax-free to the Company's stockholders.

               If the transaction does not receive FCC approval or an IRS ruling enabling it to be accomplished in a manner that would permit the receipt of the preferred ADRs to be tax-free, the parties have agreed to modify the structure of the transaction such that each Company stockholder will receive, in exchange for each share of Company stock, $36 in cash and
1.2273 preferred ADRs. If the transaction closes after August 13, 2001, the consideration paid to the Company's stockholders will be increased by $1.00 per share. The receipt of the cash and preferred ADRs will be taxable pursuant to the restructured transaction.

               Consummation of the transaction is subject to certain closing conditions, including the receipt of regulatory and shareholder approvals. A copy of the Company Merger Agreement is attached hereto as
Exhibit 2.1 and is hereby incorporated by reference.

               On August 13, 2000, two of the Company's subsidiaries, BHC Communications, Inc. ("BHC") and United Television, Inc. ("UTV"), entered into separate merger agreements with Buyer, NPAL and Fox Television Holdings, Inc., pursuant to which BHC and UTV also will merge with a subsidiary of Buyer (the "BHC Merger" and the "UTV Merger", respectively). On the same date, the Company entered into a Voting Agreement ("Voting Agreement") among Buyer, NPAL and the Company pursuant to which the Company agreed, among other things, to vote its shares of BHC Class A and Class B Common Stock in favor of the BHC Merger. A copy of the Voting Agreement is attached hereto as Exhibit 10.1 and is hereby incorporated by reference. On the same date, the Company executed a proxy (the "Proxy") appointing two executive officers of Buyer as attorneys and proxies of the Company to vote the Company's shares of BHC Class A and Class B Common Stock in favor of the BHC Merger. A copy of the Proxy is attached hereto as Exhibit 10.2 and is hereby incorporated by reference.

               On August 14, 2000, the Company issued a press release concerning the execution of the Company Merger Agreement, a copy of which is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

               On August 16, 2000, the Company issued a press release concerning litigation filed in the Delaware Court of Chancery in connection with the Company Merger, BHC Merger and UTV Merger, a copy of which is attached hereto as Exhibit 99.2 and is hereby incorporated by reference.

               The foregoing descriptions of the above noted documents are qualified in their entirety by reference to such documents as they appear in the corresponding exhibits attached hereto.


Item 7.        Financial Statements, Pro Forma Financial Information and
               Exhibits.

               (c)    Exhibits

                      2.1 Agreement and Plan of Merger dated as of August 13, 2000 by and among Chris-Craft Industries, Inc., The News Corporation Limited, News Publishing Australia Limited, and Fox Television Holdings, Inc.

                      10.1 Voting Agreement, dated as of August 13, 2000, among The News Corporation Limited, News Publishing Australia Limited and Chris-Craft Industries, Inc.

                      10.2 Irrevocable Proxy To Vote BHC Class A Common Stock and Class B Common Stock.

                      99.1 Press Release issued by Chris-Craft Industries, Inc. on August 14, 2000.

                      99.2 Press Release issued by Chris-Craft Industries, Inc. on August 16, 2000.


                                 SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    Chris-Craft Industries, Inc.


                                    By:   /s/  Brian C. Kelly
                                        ------------------------
                                    Name:  Brian C. Kelly
                                    Title: Senior Vice President,
                                           General Counsel & Secretary


Date:  August 23, 2000


                               EXHIBIT INDEX


Exhibit
  No.
-------

2.1 Agreement and Plan of Merger dated as of August 13, 2000 by and among Chris-Craft Industries, Inc., The News Corporation Limited, News Publishing Australia Limited, and Fox Television Holdings, Inc.

10.1 Voting Agreement, dated as of August 13, 2000, among The News Corporation Limited, News Publishing Australia Limited and Chris-Craft Industries, Inc.

10.2           Irrevocable Proxy To Vote BHC Class A Common Stock and Class
               B Common Stock.

99.1           Press Release issued by Chris-Craft Industries, Inc. on
               August 14, 2000.

99.2           Press Release issued by Chris-Craft Industries, Inc. on
               August 16, 2000.